UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 16, 2023
Intellicheck, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Broadhollow Road, Suite 207, Melville, NY	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 992-1900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	IDN	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Separation of President

On May 16, 2023, Intellicheck, Inc. (the “Company”) separated the employment of Garrett Gafke, the then President of the Company.

The parties are presently in the process of finalizing a separation agreement, the details of which will be described in a future amendment to this Form 8-K, when such agreement is finalized and executed.

(c)

Appointment of President

Effective May 16, 2023, the board of directors of the Company appointed Bryan Lewis, the Company’s current Chief Executive Officer, as its President in addition to his continuing role as Chief Executive Officer. Mr. Lewis, age 61, has served as the Company’s Chief Executive Officer since February 2018 and has served as a member of the board of directors since March 2020. Mr. Lewis has over 30 years of global leadership positions in sales and operations in the financial services and financial technology sectors with a demonstrated ability to scale both high-growth and under-performing companies to create significant shareholder value. Prior to joining Intellicheck, he was Chief Operating Officer of Third Bridge, Inc. where he oversaw the growth of the company from 100 to 600 employees and a CAGR of 56% in a four-year period. Previously, Mr. Lewis held senior leadership positions at BondDesk (sold to TradeWeb), TheMarkets.com (sold to Capital IQ), Reuters, Barra (sold to MSCI) and Bloomberg. He began his career as a bond trader.

Appointment of Chief Operating Officer

Effective May 16, 2023, the board of directors of the Company appointed Jeffrey Ishmael, the Company’s current Chief Financial Officer, as its Chief Operating Officer, in addition to his continuing role as Chief Financial Officer. Mr. Ishmael, age 55, has served as the Company’s Chief Financial Officer since May 2022. Mr. Ishmael has extensive experience working with private equity and venture capital firms including Blackstone, Greylock, Khosla Ventures, DFJ, KKR, Dell Ventures, Citi Ventures, and Wing Ventures. Mr. Ishmael’s SaaS related experience includes his role as founding CFO for Cylance Inc., which was the first company to apply artificial intelligence and algorithmic science to cyber security and improve the way companies, governments and end users proactively solve the world’s most difficult security problems. After joining Cylance as its seventh employee, the company experienced hyper growth and grew to over seven hundred employees over four years with operations in twelve countries. With billings exceeding $100M after year four Cylance established itself as a preeminent disrupter in the security space. Cylance was acquired by Blackberry for $1.4 billion. Following Cylance, Mr. Ishmael served from August 2017 through August 2020 as the CFO of Obsidian Security, the first truly comprehensive threat and posture management solution built for SaaS. Their platform consolidates data across core applications to help teams optimize configurations, reduce over-privilege, and mitigate account compromise and insider threats. Following his time at Obsidian Security, Mr. Ishmael served as Chief Financial Officer at RAEN, a premium handmade eyewear brand, from August 2020 through May 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2023	INTELLICHECK, INC.

	By:	/s/ Jeffrey Ishmael
	Name:	Jeffrey Ishmael
	Title:	Chief Financial Officer and Chief Operating Officer